Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Amendment No. 1 of Form S-1 of our reports dated April 17, 2007 and March 1, 2007 relating to the financial statements of Virgin Mobile USA, Inc. and Virgin Mobile USA, LLC, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey

June 14, 2007